POWER OF ATTORNEY


            KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Andrew J. Donohue or Robert G. Zack, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his capacity as Treasurer of OPPENHEIMER QUEST FOR VALUE FUNDS, on behalf of Oppenheimer Quest Opportunity Value Fund, Oppenheimer Quest Balanced Value Fund, and Oppenheimer Quest Small Cap Value Fund; OPPENHEIMER QUEST GLOBAL VALUE FUND, INC., OPPENHEIMER QUEST CAPITAL VALUE FUND, INC., AND OPPENHEIMER QUEST VALUE FUND, INC. (the "Funds"), to sign on his behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto, and other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.


Dated this 27th day of April, 1999.




/s/ Brian W. Wixted
------------------------
Brian W. Wixted





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


                       OPPENHEIMER QUEST FOR VALUE FUNDS
            (on behalf of OPPENHEIMER QUEST OPPORTUNITY VALUE FUND,
                    OPPENHEIMER QUEST BALANCED VALUE FUND, OPPENHEIMER QUEST
                   SMALL CAP VALUE FUND ) OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.
                  OPPENHEIMER QUEST CAPITAL VALUE FUND, INC.
                      OPPENHEIMER QUEST VALUE FUND, INC.

                             OPPENHEIMER MIDCAP FUND

          BOND FUND SERIES - OPPENHEIMER CONVERTIBLE SECURITIES FUND
                          ROCHESTER FUND MUNICIPALS
      ROCHESTER PORTFOLIO SERIES - LIMITED TERM NEW YORK MUNICIPAL FUND

                                BOARD RESOLUTIONS

      The undersigned hereby certifies that the resolutions set forth below were duly adopted by the Boards of Trustees and Directors of the above-referenced funds at a meeting held on April 13, 1999:

      "RESOLVED, that Andrew J. Donohue and Robert G. Zack be, and each of them hereby is, appointed the attorney-in-fact and agent of Brian W. Wixted, Treasurer of the Funds, with full power of substitution and resubstitution, to sign on the behalf of such officer of each of the Funds any and all Registration Statements (including any post-effective amendments to such Registration Statements) under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments and supplements thereto, and other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and be it further

      RESOLVED, that Andrew J. Donohue and Robert G. Zack be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Funds, to take such additional action and to execute and deliver such additional documents and instruments as any of them may deem necessary or appropriate to implement the provisions of the foregoing resolution, the authority for the taking of such action and the execution and delivery of such documents and instruments to be conclusively evidenced thereby."

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 27th day of April, 1999.

/s/ Andrew. J. Donohue
Andrew J. Donohue
Secretary
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